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CUSIP No.   408623106               13G                       Page 8 of 9 Pages
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                           EXHIBIT 1 TO SCHEDULE 13G


                               February 14, 1997



       MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT INC., and MORGAN STANLEY INSTITUTIONAL FUND INC.-U.S. REAL ESTATE PORTFOLIO hereby agree that unless differentiated, this Schedule 13G is filed on behalf of each of the parties.


       MORGAN STANLEY INSTITUTIONAL FUND INC.-U.S.REAL ESTATE PORTFOLIO


   BY: /s/ HAROLD J. SCHAAFF
       ------------------------------------------------------------------------
       Harold J. Schaaff/Vice President


       MORGAN STANLEY ASSET MANAGEMENT INC.

   BY: /s/ PETER A. NADOSY
       ------------------------------------------------------------------------
       Peter A. Nadosy/Vice Chairman


       MORGAN STANLEY GROUP INC.

   BY: /s/ EDWARD J. JOHNSEN
       ------------------------------------------------------------------------
       Edward J. Johnsen/Vice President Morgan Stanley & Co., Incorporated